UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

CHINA HOLDINGS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33804	61-1533071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200 Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

(302) 295-4832

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 3, 2009, China Holdings Acquisition Corp. (“we,” “our,” “CHAC” or the “Company”), announced the withdrawal of our pre-conditional voluntary cash offer (the “ Pre-Conditional Offer”) to acquire all the issued shares of Bright World Precision Machinery Limited (“Bright World”).

As previously announced on a Form 8-K filed on July 21, 2008 and on a Form 8-K filed on October 24, 2008, the Company entered into a definitive Undertaking Agreement on July 20, 2008, which was subsequently amended on October 24, 2008 (the “Undertaking Agreement”), with World Sharehold Limited (the “Selling Shareholder”), the majority shareholder of Bright World, Wang Wei Yao and Shao Jian Jun (collectively, with World Sharehold, the “Sellers”), pursuant to which we agreed to make a voluntary conditional cash offer, and the Sellers agreed to accept the voluntary conditional cash offer in respect of all of the Bright World shares held by them, upon satisfaction of certain pre-conditions. One pre-condition was that, after July 20, 2008, no change occurred in the financial condition, operations, results of operations or prospects of Bright World, World Precise Machinery (China) Co., Ltd (“WPM”), Bright World Heavy Machinery Tools (China) Co., Ltd (“BWHM”), Shanghai Shangduan Stamping Machines Co., Ltd (“SSS”) or any of their subsidiaries (Bright World, WPM, BWHM, SSS and their subsidiaries herein collectively referred to as the “Group”) that caused, among other things, the Group’s profit after tax for the full year period ending December 31, 2008 to decrease 10% or more as compared to the Group’s profit after tax for the corresponding full year period ended December 31, 2007 (the “MAC Pre-Condition”).

On March 31, 2009, the board of directors of Bright World announced that, subsequent to the February 20, 2009 release of Bright World’s announcement of its unaudited results for the year ended December 31, 2008 (“FY2008 Financial Statements”) and response to queries on February 28, 2009, from the Singapore Exchange Securities Trading Limited with respect to the FY2008 Financial Statements, Bright World’s auditors made certain adjustments to the FY2008 Financial Statements to increase the allowance for doubtful debts (the “Adjustment to the Results Announcement”). The Adjustment to the Results Announcement states that the Group’s profit after tax for the full year ended December 31, 2008 decreased by 11.3% to approximately RMB 127.9 million as compared to approximately RMB 144.3 million for the corresponding full year period ended December 31, 2007.

On April 1, 2009, the Company delivered a letter to the Singapore Securities Industry Council (the “SIC”) in which the Company (x) stated that, in light of the Adjustment to the Results Announcement, the MAC Pre-Condition had not been satisfied, (y) stated that we were entitled to withdraw the Pre-Conditional Offer, in accordance with the terms of the Undertaking Agreement, and (z) sought confirmation from the SIC that it had no objections to us withdrawing the Pre-Conditional Offer.

On April 2, 2009, the SIC confirmed that it had no objections to the Company withdrawing the Pre-Conditional Offer, and the board of directors of the Company approved the withdrawal of the Pre-Conditional Offer.

On April 3, 2009, the Company issued a press release announcing the withdrawal of the Pre-Conditional Offer, which is being furnished as Exhibit 99.1 attached hereto.

Item 8.01	Other Events.

The information provided pursuant to Item 1.02 of this Current Report on Form 8-K regarding the Undertaking Agreement and the withdrawal of the Pre-Conditional Offer is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release dated April 3, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOLDINGS ACQUISITION CORP.

Date: April 3, 2009	By:	/s/ Paul K. Kelly
	Name:	Paul K. Kelly
	Title:	Chief Executive Officer and Chairman

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press release dated April 3, 2009